Exhibit 7

                                POWER OF ATTORNEY

            The undersigned, General Electric Capital Services Indian Investments, LLC (hereinafter referred to as the "Company") does hereby make, constitute and appoint the persons listed below as the Company's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Company for and with respect to the matters hereinafter described.

Names of Attorneys:

                  Ronald J. Herman
                  John W. Campo Jr.
                  Frank J. Ertl
                  Bryant B. Cohen
                  P. Jonas Svedlund

      Each Attorney shall have the power and authority to do the following:

      To execute and deliver any Schedule 13D, Schedule 13G and Forms 3, 4 and 5 and any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Company with regard to the securities of Genpact Limited owned by the Company or its subsidiaries.

            And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Company in order to more effectively carry out the intent and purpose of the foregoing.

            Agreements, commitments, documents, instruments and other writings executed by the Attorneys in accordance with the terms hereof shall be binding upon the Company without attestation and without affixation of the seal of the Company. The Power of Attorney conferred hereby shall not be delegable by any Attorney. Each Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

            Unless sooner revoked by the Company, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on December 31, 2008.



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     IN WITNESS  WHEREOF,  the  Company  has caused this Power of Attorney to be executed pursuant to authority granted by the Company's operating agreement, as of the 12th day of February, 2008.


                                        GENERAL ELECTRIC CAPITAL CORPORATION as
                                        Managing Member of
                                        General Electric Capital Services Indian
                                        Investments, LLC


                                        By: /s/  Michael A. Gaudino
                                            ------------------------------------
                                            Name:  Michael A. Gaudino
                                            Title: Vice President


Attest:

/s/  Roger Schwartz
-----------------------------
Roger Schwartz
Attesting Secretary